UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 7, 2017

DIMENSION THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37601	46-3942159
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

840 Memorial Drive Cambridge, MA		02139
(Address of Principal Executive Offices)		(Zip Code)

(617) 401-0011

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) by Dimension Therapeutics, Inc. (the “Company”) on October 2, 2017, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated October 2, 2017, by and among the Company, Ultragenyx Pharmaceutical Inc. (“Ultragenyx”) and Mystic River Merger Sub Inc., a wholly-owned subsidiary of Ultragenyx (“Purchaser”). Pursuant to the Merger Agreement, Purchaser commenced a tender offer to purchase all of the issued and outstanding shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), for a purchase price of $6.00 per Share, (the “Offer Price”), net to the holder in cash, without interest, and upon the terms and subject to the conditions set forth in the Offer to Purchase dated October 10, 2017 (the “Offer to Purchase”) and in the related Letter of Transmittal (which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, constitute the “Offer”).

Item 2.01	Completion of Acquisition or Disposition of Assets.

The Offer and withdrawal rights expired as scheduled at 12:00 midnight, New York City time, at the end of the day on November 6, 2017 (such date and time, the “Expiration Time”). American Stock Transfer & Trust Company, LLC, the depositary, advised that, as of the Expiration Time, 21,947,871 Shares had been validly tendered and not properly withdrawn pursuant to the Offer, representing approximately 86.5% of the aggregate number of then issued and outstanding Shares. Because the Shares validly tendered and not validly withdrawn constituted a majority of the outstanding Shares entitled to vote, the minimum tender condition for the Offer was satisfied. All other conditions to the Offer were also satisfied as of the expiration of the Offer. As a result, Purchaser has accepted for payment all Shares that were validly tendered and not properly withdrawn pursuant to the Offer.

On November 7, 2017, pursuant to the terms of the Merger Agreement and in accordance with Section 251(h) of the Delaware General Corporation Law (“DGCL”), Purchaser was merged with and into the Company, with the Company being the surviving corporation (the “Merger”). Upon completion of the Merger, the Company became a wholly-owned subsidiary of Ultragenyx.

At the effective time of the Merger (the “Effective Time”), as a result of the Merger, and pursuant to the terms and subject to the conditions of the Merger Agreement, each Share issued and outstanding immediately prior to the Effective Time was converted into the right to receive the Offer Price, in cash, without interest thereon and subject to any required tax withholding, other than (i) Shares held by the Company as treasury stock, or by Ultragenyx or Purchaser or (ii) Shares held by stockholders who properly exercised appraisal rights under the DGCL.

The effect of the Merger on Company stock options and other equity-based awards is described on pages 4-5 of the Company’s Solicitation/Recommendation Statement on Schedule 14D-9 filed with the SEC on October 2, 2017, as amended on October 11, 2017, October 12, 2017, October 17, 2017, October 23, 2017, October 26, 2017 and October 27, 2017, which description is incorporated herein by reference.

Upon the closing of the Merger, Ultragenyx paid the aggregate consideration of approximately $152.3 million, not including related transaction fees and expenses. Ultragenyx provided Purchaser with the funds necessary to complete the Offer and Merger in accordance with the Merger Agreement. Ultragenyx funded these payments with available cash on hand.

The foregoing summary description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the terms of the Merger Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, the Company (i) notified the NASDAQ Global Market (“NASDAQ”) on November 7, 2017 that the Merger was consummated and (ii) requested that NASDAQ (x) halt trading in the Shares for November 7, 2017 and suspend trading of the Shares effective November 7, 2017 and (y) file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”). The Company intends to file a certification on Form 15 with the SEC to cause the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act to be suspended.

Item 3.03	Material Modification to Rights of Security Holders.

The information disclosed under Item 2.01, Item 3.01, and Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

As a result of Purchaser’s acceptance for payment of all Shares that were validly tendered and not properly withdrawn in accordance with the terms of the Offer and the consummation of the Merger pursuant to Section 251(h) of the DGCL on November 7, 2017, a change in control of the Company occurred and the Company now is a wholly-owned subsidiary of Ultragenyx.

The information disclosed under Item 2.01 and Item 3.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, each of Annalisa Jenkins, Alan Colowick, Michael Dybbs, Georges Gemayel, George Migausky, John Hohneker and Arlene Morris resigned from his/her respective position as a member of the Board of Directors, and any committee thereof, of the Company, and any Subsidiary of the Company, as applicable, effective at the Effective Time on November 7, 2017.

Following the Merger and pursuant to the terms of the Merger Agreement, at the Effective Time on November 7, 2017, the director and officers of Purchaser immediately prior to the Effective Time became the director and officers of the Company following the Effective Time, with Thomas Kassberg appointed as President of the Company, Shalini Sharp appointed as Vice President and Treasurer of the Company, and Karah Parschauer appointed as director, Vice President and Secretary of the Company.

Information about Mr. Kassberg, Ms. Sharp and Ms. Parschauer is contained in the Offer to Purchase, dated October 10, 2017, filed by Ultragenyx and Purchaser as Exhibit (a)(1)(A) to the Tender Offer Statement on Schedule TO, originally filed with the SEC on October 10, 2017, which information is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, the Company’s certificate of incorporation and bylaws were amended and restated in their entirety. Copies of the Company’s amended and restated certificate of incorporation and the Company’s amended and restated bylaws are attached as Exhibits 3.1 and 3.2, respectively, hereto, each of which are incorporated herein by reference.

Item 8.01	Other Events.

On November 7, 2017, Ultragenyx issued a press release relating to the expiration of the Offer and the consummation of the Merger. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title

2.1	Agreement and Plan of Merger, dated as of October 2, 2017, by and among Dimension Therapeutics, Inc., Ultragenyx Pharmaceutical Inc. and Mystic River Merger Sub Inc. (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the SEC on October 3, 2017)

3.1	Amended and Restated Certificate of Incorporation of Dimension Therapeutics, Inc.

3.2	Amended and Restated Bylaws of Dimension Therapeutics, Inc.

99.1	Press Release of Ultragenyx Pharmaceutical Inc., dated November 7, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dimension Therapeutics, Inc.

November 7, 2017	By:	/s/ Karah Parschauer
	Name:	Karah Parschauer
	Title:	Vice President and Secretary